Exhibit 10.2(B)

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made and entered into as of the date of last signature below, by and between HCP BTC, LLC, a Delaware limited liability company ("Landlord"), and NKARTA, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.
Landlord and Tenant are parties to that certain Lease dated July 9, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 4, 2021 (the “First Amendment”), that certain Second Amendment to Lease dated August 11, 2022 (the “Second Amendment”), and that certain Third Amendment to Lease dated April 25, 2023 (the “Third Amendment” and together with the Original Lease, First Amendment, and Second Amendment, the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises containing approximately 88,106 rentable square feet (collectively, the "Premises") consisting of the entire building located at 1150 Veterans Boulevard, South San Francisco, California ("Building").
B.
Landlord and Tenant desire to make modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e E m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meanings as are given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

2. Additional TI Allowance. Pursuant to the terms of Section 2.5 of the Tenant Work Letter attached to the Lease as Exhibit B, Tenant was entitled to an Additional TI Allowance of up to $4,405,300.00. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby acknowledge and agree that Tenant has elected to utilize the entire $4,405,300.00 of the Additional TI Allowance (the "Utilized Additional TI Allowance").

3. Additional Monthly Base Rent. As a result of Tenant's use of the Utilized Additional TI Allowance, beginning on July 1, 2023 and continuing on the first (1st) day of each month for the remainder of the Lease Term, and in addition to the obligations of Tenant for Base Rent and other amounts due and owing under the Lease, Tenant shall pay to Landlord the sum of $50,433.27 as the Additional TI Allowance Payment, which represents the amount of the Utilized Additional TI Allowance amortized over the remaining Lease Term at 8.5% per annum.

4. No Further Modification; Conflict. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall prevail.

5. Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, the parties agree that this Fourth Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that the electronic signatures appearing on this Fourth Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

LANDLORD: HCP BTC, LLC, a Delaware limited liability company By: /s/ Scott R. Bohn Name: Scott R. Bohn Its: Chief Development Officer Date: June 14, 2023	TENANT: NKARTA, INC., a Delaware corporation By: /s/ Paul Hastings Name: Paul Hastings Its: CEO Date: June 14, 2023